Exhibit 10.3

WELBILT, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT
(Employee)

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), effective September 1, 2018 (the “Grant Date”), is granted by WELBILT, INC. (the “Company”) to Josef Matosevic, an employee of the Company or one of its Affiliates (the “Employee”) pursuant to the Company’s 2016 Omnibus Incentive Plan (the “Plan”).
WHEREAS, the Company believes it to be in the best interests of the Company, its subsidiaries and its shareholders for the Employee to obtain or increase the Employee’s equity-based interest in the Company in order that the Employee will have a greater incentive to work for and manage the Company’s affairs in such a way that its shares may become more valuable.
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has authorized the grant of restricted stock units (the “Restricted Stock Units”) relating to shares of the Common Stock of the Company (“Stock”) to the Employee, subject to the restrictions provided herein.
NOW, THEREFORE, in consideration of the promises and of the covenants and agreements herein set forth, the Company and the Employee mutually covenant and agree as follows:
1.Award of Restricted Stock Units. Subject to the terms and conditions of this Agreement and the Plan, Employee is granted 13,556 Restricted Stock Units. Capitalized terms used and not defined in this Agreement shall have the meanings given in the Plan.
2.Restricted Stock Units. Employee hereby accepts the Restricted Stock Units when granted and agrees with respect thereto as follows:
(a)    Vesting Schedule. Except to the extent otherwise provided in the Plan, 100% of the total Restricted Stock Units will vest on the first anniversary of the Grant Date, but only if Employee is continuously employed with, or in the service of, the Company or its Affiliates through the applicable vesting date.
(b)    Termination of Employment or Service. Upon any termination of employment or service prior to the date all of the Restricted Stock Units vest, the unvested Restricted Stock Units shall be treated as provided in the Plan, except that the terms of Employee’s employment agreement as in effect on the date hereof with respect to the treatment of equity awards upon termination of employment or service shall control regardless of whether such employment agreement expires or otherwise terminates prior to the termination of employment or service.
If the Employee takes an approved unpaid leave of absence from the Company or an Affiliate, the Committee may, in its sole discretion, delay any vesting date(s) to take into account the period(s) during which the Employee was not actively employed by the Company or an Affiliate.

3.Settlement of Restricted Stock Units. As soon as practicable after the Restricted Stock Units vest, but no later than two-and-one-half months following the end of the fiscal year in which vesting occurs, the Company will settle such vested Restricted Stock Units by issuing in the Employee’s name certificate(s) or making an appropriate book entry for a number of shares of Stock equal to the number of such vested Restricted Stock Units.
Notwithstanding anything to the contrary in the foregoing, the Company shall not be required to deliver any fractional share of Stock but may pay, in lieu thereof, the Fair Market Value of such fractional share of Stock, to the Employee or the Employee’s estate, as the case may be.
4.No Rights as a Shareholder. The Employee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Restricted Stock Units, and accordingly will not be entitled to receive any dividends, dividend equivalent payments or other distributions with respect to the Restricted Stock Units.
5.Transferability. The Restricted Stock Units are subject to the transfer restrictions set forth in the Plan. After the Restricted Stock Units have been settled, any shares of Stock issued in settlement of the Restricted Stock Units shall thereafter be transferable by the Employee, subject to the terms of any shareholder agreement or Company policy then in effect, provided that the Employee agrees for himself and his heirs, legatees and legal representatives, with respect to all shares of Stock acquired pursuant to this Agreement (or any shares of Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor):
(a)    that the Employee and the Employee’s heirs, legatees and legal representatives will not sell or otherwise dispose of such shares except pursuant to a registration statement filed by the Company that has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), or except in a transaction which is determined by counsel to the Company to be exempt from registration under the Act and any applicable state securities laws; and
(b)    to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any applicable securities laws.
6.Recoupment or Claw Back. The Restricted Stock Units awarded under this Agreement, any payment made in settlement thereof, any shares of Stock issued in settlement thereof and the proceeds from any subsequent transfer shall be subject to any applicable Company policy required to comply with Section 954 of the Dodd-Frank Wall Street Reform and

Consumer Protection Act (Pub.L 111-203) or other similar, applicable and mandatory legal requirement.
7.Withholding of Tax. To the extent that the receipt of the Restricted Stock Units or the vesting or settlement thereof gives rise to a withholding obligation on the part of the
Company or its affiliates under applicable foreign, federal, state or local income tax law or regulations, then:
(a)    If the event giving rise to the withholding obligation occurs when the Restricted Stock Units are being settled in cash, the Company shall withhold or cause to be withheld from the cash payment such amount of money as may be required to meet such withholding obligation under applicable tax laws or regulations.
(b)    If the event giving rise to the withholding obligation occurs under circumstances other than those described in Section 7(a), the Employee or the Employee’s heir(s) shall deliver to the Company or its affiliate at the time such obligation arises such amount of money as the Company or its affiliate may require to meet its withholding obligation under applicable tax laws or regulations, and, if the Employee or the Employee’s heir(s) fail(s) to do so, the Company and its affiliates are authorized to withhold from any remuneration then or thereafter payable to Employee or the Employee’s heir(s) any tax required to be withheld in connection with the Restricted Stock Units.
Notwithstanding anything to the contrary in the foregoing, the Company may in its discretion arrange for alternative means for the Employee to satisfy any tax obligations arising in connection with the Restricted Stock Units pursuant to the terms of the Plan.
8.Interpretation. As a condition of the granting of the Restricted Stock Units, the Employee agrees for himself and his legal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Committee in its sole discretion, and any interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive.
9.Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Company its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. This Agreement shall be binding upon, and inure to the benefit of the Employee, the Employee’s legal representatives and heirs. This Agreement may not be assigned by the Employee, and any attempted assignment shall be null and void and of no legal effect.
10.Amendment or Modification. Except as otherwise provided herein, no term or provision of this Agreement may be modified or amended except as provided in Section 15 of the Plan.
11.Governing Law. This Agreement shall be governed by the internal laws of the state of Delaware as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Any legal action or proceeding with respect to the Plan or this

Agreement may only be brought and determined in a court sitting in the state of Florida. The Company may require that the action or proceeding be determined in a bench trial.
ALL PARTIES ACKNOWLEDGE THAT THE RESTRICTED STOCK UNITS ARE GRANTED UNDER AND PURSUANT TO THE PLAN, WHICH SHALL GOVERN ALL RIGHTS, INTERESTS, OBLIGATIONS, AND UNDERTAKINGS OF BOTH THE COMPANY AND THE EMPLOYEE. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PROVISIONS OF THE PLAN AND THE PROVISIONS OF THIS AGREEMENT, THE PROVISIONS OF THE PLAN SHALL CONTROL.
12.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.
13.Unfunded Promise to Pay. The Restricted Stock Units constitute a mere promise by the Company to make specified payments in the future if such benefits come due under this Agreement. The Employee will have the status of a general unsecured creditor of the Company with respect to any vested Restricted Stock Units.
IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Employee has hereunto affixed the Employee’s hand as of the day and year first above written.
THE COMPANY:

WELBILT, INC.

By:     /s/ Diana Sacchi
Name: Diana Sacchi
Title: EVP & Chief Human Resources Officer

THE EMPLOYEE:

/s/ Josef Matosevic
Josef Matosevic

4